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                                                                   EXHIBIT 10.19




                         VESSEL CONSTRUCTION AGREEMENT
                         -----------------------------


HULL NUMBER:
            ----------

PRICE:  $6,000,000
        --------------

DELIVERY DATE: APRIL 30, 1998
               --------------

                                    CONTRACT
                                    --------

        This Agreement entered into as of the 26th day of August, 1997.

                                    BETWEEN
                                    -------

                               KEITH MARINE, INC.

                        (hereinafter called "BUILDER").

                                      AND

                               BAYFRONT VENTURES

                                or its assigned


                         (hereinafter called "OWNER").

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                               ARTICLE I - SCOPE

A. For the price and sum of Six Million, Dollars U.S. currency ($6,000,000) ("Contract Price"), BUILDER agrees, at its own risk and expense, to build, launch, equip, complete and deliver to OWNER, afloat at delivery point determined by Article II-B below, on or before April 30, 1998 one diesel-powered casino vessel having overall dimensions of 200 feet by 40 feet, (the "Vessel") constructed, outfitted and tested in accordance with the attached specifications ("Specifications") and contract drawings ("Contract Drawings") prepared by DeJong & Lebet, Inc. The Specifications and Contract Drawings have been identified by signatures of the parties hereto and are hereby made a part of this Agreement. The Contract Price is exclusive of any local, state or federal taxes, or any governmental or regulatory fees, which may be due.

B. BUILDER agrees to furnish a suitable location at its shipyard for the construction of the Vessel, all labor, tools, equipment, materials, services and fees necessary for the construction and completion of the Vessel, except as otherwise indicated herein or in the Specifications and Contract Drawings.

C. OWNER, or its designated agent, shall be responsible for the adequacy and accuracy of the Specifications and Contract Drawings with regard to compliance with any requirements or classifications mandated by the U.S. Coast Guard or any other governmental or regulatory body, for the intended or actual use of the Vessel.

D. BUILDER will provide and/or install ready for use all parts, equipment and appurtenances shown in the Specifications and Contract Drawings (including OWNER furnished items, except those items to be installed by OWNER or its Subcontractors). BUILDER shall store, safe keep and handle OWNER'S equipment and supplies both prior to and after placement on board and BUILDER shall allow sufficient working area and time to allow the timely and safe installation of equipment and loading of supplies prior to the Vessel's departure voyage.

E. BUILDER will allow OWNER and/or its representatives, at all reasonable times, the right to examine the Vessel during construction.

F. BUILDER will provide OWNER with a production schedule updated every thirty (30) days.

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G.       BUILDER will complete  all work in a workman-like manner in accordance with the Specifications and Contract Drawings. All materials and equipment shall be in accordance with the Specifications and Contract Drawings.

H.       The Contract Price provides for the following allowances:

         (i)              Hull and Superstructure Steel - 1,240,000 lbs @
                          $1.25/lb
         (ii)             Air Conditioning Installed - 222 tons @ $2,500/ton
         (iii)            Carpeting Installed - $25/sq.yd.
         (iv)             Ceilings Installed - $5/sq.ft.
         (v)              Galley Area Installed - $25,000
         (vi)             Wallpaper Installed - $1.10/sq.ft.
         (vii)            Bar Construction and Equipment Installed - $60,000
         (viii)           Rescue boat and Davit  Installed- $25,000
         (ix)             Wall Mirrors Installed - $10,000
         (x)              Light Fixtures Installed - $12,000


                             ARTICLE II - DELIVERY


A. Unless time of delivery is extended as hereinafter provided, the Vessel shall be delivered for inspection and acceptance by the Owner, free and clear of all liens, claims and encumbrances, on or before April 30, 1998.

B. After required river trials, the Vessel shall be delivered by BUILDER, in accordance with the Specifications and Contract Drawings, and accepted by OWNER safely afloat at BUILDER'S shipyard. BUILDER shall execute a "Certificate of Completion and Delivery" in a form reasonably acceptable to OWNER at the time of delivery.

C. In the event the contract work is not completed at the time BUILDER tenders the "Certificate of Completion and Delivery", OWNER, shall have the option, if it, in its sole discretion, deems the Vessel fit for service, to take Delivery of the Vessel and treat all "unfinished work" as a Guarantee Defect as set forth in Article VIII. The parties shall agree as to the amount to be withheld from the Delivery Payment (as set forth in Article III), and the Vessel shall be delivered to OWNER upon OWNER paying the undisputed amount to BUILDER and by withholding the amount for "unfinished work" until such time that BUILDER completes the "unfinished work" and OWNER accepts the "unfinished work" as complete. BUILDER shall invoice OWNER for completion of "unfinished work" and OWNER shall, within ten (10) days of receipt of invoice, pay BUILDER.

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D.       BUILDER shall furnish OWNER on delivery of the Vessel a Bill of Sale, a Master Builder's Certificate conveying title to the Vessel, a "Certificate of Delivery and Acceptance" (as set forth in Article III-F) and any other documents required by regulatory agencies of the United States for the OWNER to document the Vessel. BUILDER shall assist OWNER, in obtaining all documentation necessary to operate the Vessel, however, the required U.S.C.G. or ABS approved drawings are the responsibility of the OWNER.



                        ARTICLE III -  PAYMENT SCHEDULE


         A. OWNER agrees to pay BUILDER the following payments ("Interim Installment Payments") for the Vessel:


                 1.  5% contract signing.

                 2.  10% receipt of initial steel order.

                 3.  5% lay keel

                 4.  5% erect hull transverse frames and bulkheads.

                 5.  5% receipt of main engines and generators.

                 6.  5% completion of deck and hull side plating.

                 7.  5% order air conditioners.

                 8.  5% install bottom and paint inside hull.

                 9.  5% install shafts and rudders.

                 10. 5% install bow thruster.

                 11. 5% install engines, generators, controls and steering.

                 12. 5% install switchboard and hull sub-panels.

                 13. 5% Begin hull painting.

                 14. 5% installation bars.

                 15. 5% installations ceilings.

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                 16. 5% complete bulb bow and bilge keels.

                 17. 5% install windows and doors.

                 18. 5% painting 90% complete.

                 19. 5% upon delivery of Vessel by Builder and acceptance
                     thereof by OWNER at BUILDER'S shipyard ("Delivery Payment"). The Delivery Payment shall be adjusted to reflect Change Orders, in accordance with Article VII herein, and liquidated damages as provided in Article V herein.



                All payments shall be made by wire transfer to:
                      Barnett Bank of Jacksonville Florida
                               ABA NR 063 000 047
                               Keith Marine, Inc.
                               ACCT NR 4439125653


B. BUILDER shall give OWNER notice of intended date of issuance of each "Stage Completion Certificate", hereinafter defined, not more than ten
         (10) or less than seven (7) days before issuance.

C. The Interim Installment Payments shall be payable within seven (7) days after presentment of Builder's invoice and Stage Completion Certificate. The Delivery Payment shall be payable upon delivery of
         the Vessel and the presentment of BUILDER'S invoice and   "Certificate
         of Completion and Delivery" (as defined herein).

D. BUILDER shall furnish a Stage Completion Certificate for each Interim Installment Payment, which shall include therein: (i) the stage of contract work achieved; (ii) that the contract work completed complies with the Contract Drawings and Specifications; and (iii) that there are no claims or liens upon the Vessel for labor, materials or equipment for the Vessel, except those created by OWNER, its subcontractors, vendors or employees. The Stage Completion Certificate shall be executed and certified by a corporate officer of BUILDER, and OWNER'S representative. A copy of an unsigned Stage Completion Certificate is attached as Exhibit __. If BUILDER has any outstanding liens on the Vessel, OWNER shall not be obligated to make payment until the liens are resolved, unless such liens are held by OWNER or its subcontractors, employees or vendors.

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E.       If OWNER objects to the Stage Completion Certificate on grounds that the pertinent stage has not been reached, or for any other reason, the parties shall immediately notify the ABS Worldwide Technical Services, Inc. (ABSTECH) office nearest to BUILDER, and request an opinion. Both parties shall be bound by the opinion of the ABSTECH representative. The Interim Installment Payment in issue shall be withheld pending the ABSTECH decision. Notwithstanding the pending resolution of this matter, BUILDER shall proceed with the Vessel's construction.

F. The Certificate of Completion and Delivery shall state: (i) that the Vessel has been completed; (ii) that all trials and tests have been satisfactorily completed to the BUILDER'S and OWNER'S satisfaction,
         (iii) that the Vessel complies with the Specifications and Contract Drawings and is free from defects in materials and workmanship; (iv) that there are no liens or claims upon the Vessel for materials, equipment or labor, except those created or incurred by the OWNER, its subcontractors, vendors or employees.

G. The payment of the Interim Installment Payments or Delivery Payment shall not preclude OWNER from thereafter asserting any right or remedy due to the failure of BUILDER to deliver Vessel in accordance with this Agreement.




                           ARTICLE IV - FORCE MAJEURE

A. All representations of BUILDER regarding the Date of Delivery of the Vessel shall be subject to extension by reason of "Force Majeure", which term is hereby declared to be any delay caused by natural forces, fire, explosion, or persons not under control of BUILDER, and not caused, or contributed to, by BUILDER, including non-delivery and/or late delivery of all OWNER furnished equipment or OWNER'S approved drawings or revisions of drawings.

B. Delays caused by late receipt of OWNER furnished equipment or OWNER's approved drawings or revisions of drawings shall not be considered Force Majeure unless BUILDER has notified OWNER of date by which each such item of OWNER furnished equipment must be delivered to BUILDER's yard in time to allow OWNER to cause timely delivery. BUILDER shall provide OWNER with a schedule indicating latest on-sight arrival date for each OWNER furnished component.

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C.       BUILDER shall have no responsibility for Force Majeure delays, other than to inform the OWNER of the occurrence of a Force Majeure within three (3) business days of its occurrence and to include with that notice (i) a description of the event and (ii) its expected duration. BUILDER shall inform OWNER of the end of a Force Majeure event within three (3) business days of its cessation and include an estimate of the delay in Delivery Date, if any, caused by the event. Failing such notices, BUILDER shall not have the benefit of the Force Majeure clause for said event. The Delivery Date for the Vessel shall automatically be extended by a period of time equal to the total of said delays ("Extended Delivery Date") relating to the Vessel unless the OWNER, within ten (10) days after receiving the aforesaid notice of a Force Majeure development, shall state its objections in writing to treating such development as a Force Majeure event, in which event the rights of both parties, with respect to treating such events as Force Majeure, shall be preserved.



                         ARTICLE V - LIQUIDATED DAMAGES


A. All work on the Vessel contemplated hereunder shall be completed and delivery on the Vessel effected on or before the Delivery Date, or such extensions of time as are provided for herein. BUILDER and OWNER recognize that OWNER will make contracts relying upon the use of the Vessel, therefore, delivery time is of the essence and a delay in delivery will result in substantial damages not susceptible of accurate calculation. In the event that the Vessel is not completed and delivered to OWNER within fifteen (15) calendar days of the Delivery Date, or Extended Delivery Date, Owner shall deduct from the Delivery Payment the sum of Two Thousand ($2,000) Dollars per day for each day following the Delivery Date, or the Extended Delivery Date, until the Vessel is completed and delivered to OWNER.

B. In the event that the parties are unable to agree on the above reduction of the Delivery Payment, the Vessel shall nevertheless be delivered to OWNER upon OWNER paying the undisputed amount to BUILDER and by placing the disputed portion of the delivery in a Certificate of Deposit with a bank or in prime grade commercial paper of OWNER's choice, withdrawable only upon signatures of both OWNER's and BUILDER's attorneys, interest to be accumulated and payable in proportion to the resolution of the dispute, and the certificate to be held by OWNER's attorneys.

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          ARTICLE VI - CHANGES IN SPECIFICATIONS AND CONTRACT DRAWINGS


A. OWNER reserves the right to make additions, deductions or substitutions to the Specifications and Contract Drawings ("Change Order ") by giving due notice in writing to BUILDER. The cost of any Change Order shall be reflected in the Contract Price. If any Change Order shall delay the Delivery Date, BUILDER shall be allowed a reasonable time to implement the Change Order.

B. The cost of a Change Order shall include Labor and Materials, unless otherwise agreed to in writing by BUILDER and OWNER. For purposes of
         Article VI, Labor is agreed to be twenty-eight ($28) Dollars per hour charged to a specific task, and Materials shall be the actual cost of materials plus freight charges.

C. Changes required by ABS, U.S. Coast Guard or other regulatory agencies shall be subject to the same Change Order procedure, provided they are not based on laws rules or regulations which existed prior to the execution of this Agreement that were the responsibility of BUILDER, and not of design or engineering which was the responsibility of OWNER.



                       ARTICLE VII - RISKS AND INSURANCE


A. All risks of damage to or destruction of the Vessel, all machinery, materials and equipment (provided by BUILDER) and all liability, to or for labor employed by BUILDER and subcontracted effort arranged by BUILDER on or about the Vessel during construction and prior to delivery and acceptance, shall be the responsibility of BUILDER. Pre-keel and full form BUILDER's Risk Insurance acceptable to OWNER (including loss or damage caused by strikes, locked-out workmen or persons taking part in labor disturbances or riots, or civil commotion's, without deletions of protection and indemnity and collusion clauses, and including risks of earthquakes and hurricanes, with endorsements attached covering losses or damage caused by vandalism and malicious mischief) will be maintained by BUILDER at BUILDER's expense. Such insurance shall cover the Contract Price and any agreed Change Orders. BUILDER shall maintain Workmen's

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         Compensation, Longshoreman's and Harborworker's Compensation
         Insurance, not less than the minimum required by statute, and Public Liability Insurance of One Million ($1,000,000) Dollars. BUILDER shall provide evidence of such coverage upon request of OWNER.

B. BUILDER's Risk Insurance and Public Liability Insurance shall be in the name of BUILDER and OWNER and "Construction Financing Entity", and all losses under such policies shall be payable to the BUILDER and OWNER and "Construction Financing Entity", as their interests may appear. The policies shall provide that there shall be no recourse against the OWNER for payment of premiums or other charges and shall further provide that at least thirty (30) days written notice of any cancellation for the non-payment of premiums or other charges shall be given to the OWNER by the insurance underwriters. Policies not in conformance herewith shall be conformed or surrendered and cancelled upon direction of OWNER and new policies procured in conformance herewith.

C. If, prior to delivery, Vessel, its machinery, equipment, or material shall be damaged, such damage shall be repaired by BUILDER, or replacement shall be supplied by BUILDER at its sole cost, except for OWNER furnished material and equipment not covered under BUILDER's Risk Insurance.

D. For actions prior to Delivery and Acceptance of the Vessel, BUILDER shall at its cost and expense indemnify, protect and defend the Vessel and the OWNER against any claims and expenses incident thereto arising from injury to, or death of, employees, workmen, BUILDER's sub-contractors, trespassers, licensees, invitees and all other persons or from property damage, whether in, or on, or about the Vessel and the work to be performed hereunder, due in whole or in part to the act, neglect or default of the BUILDER or BUILDER's subcontractors (it being acknowledged that the workmen, other than compensated employees or subcontractors of the OWNER, engaged upon the work on the Vessel, shall at all times be employees or subcontractors of the BUILDER and not of OWNER ). Moreover, BUILDER shall be responsible for any loss or damage to the Vessel resulting in whole or in part (except for OWNER furnished equipment and material not covered under BUILDER's Risk Insurance) from the act, neglect or default of the BUILDER or BUILDER's subcontractors or their agents or employees (it being acknowledged that the workmen other than compensated employees or subcontractors of OWNER, engaged upon the work on the Vessel shall at all times be employees or subcontractors of the BUILDER and not of OWNER).

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E.       For actions prior to Delivery and Acceptance of the Vessel, OWNER shall at its own cost and expense indemnify, protect and defend the Vessel and the BUILDER against any claim arising from injury to, or death of OWNER's employees, workmen, subcontractors; or from property damage, whether in or about the Vessel and the work to be performed hereunder, due in whole or in part to the act, neglect or default of OWNER or OWNER's subcontractor's or their agents or employees.

F. In the event there is an actual total loss or constructive total loss of the Vessel, this Contract shall be terminated upon receipt by OWNER and BUILDER, and "Construction Financing Entity" as interest may appear, of insurance proceeds, required pursuant to this Article VII for such actual loss or constructive total loss, or if such actual total loss or constructive loss shall occur through the operation of a risk not covered by insurance for which the BUILDER assumes the risk as herein set forth, upon receipt by OWNER of payment of the full amount as interest may appear.

G. For purposes of this Article VII, it is agreed that "as interest may appear " shall be construed to mean that OWNER and "Construction Finance Entity " are entitled to a reimbursement of amounts paid by OWNER as Down Payment and Interim Installment Payments, and BUILDER is entitled to the balance of any insurance proceeds.

H. OWNER is responsible for providing insurance on OWNER furnished equipment and material. If owner specifically requests that BUILDER carry BUILDER's Risk Insurance on OWNER furnished equipment, and BUILDER concurs, OWNER shall be responsible for designating the values and for paying BUILDER for the additional insurance cost. If OWNER requests that BUILDER include OWNER furnished equipment on BUILDER's Risk Insurance, and BUILDER has concurred, then Paragraph F herein shall also include OWNER furnished equipment and material. If OWNER does not add OWNER furnished equipment to BUILDER's Risk Insurance, OWNER agrees to insure its full value and shall name BUILDER as additional insured with a waiver of Subrogation in all liability and property policies as pertains OWNER furnished equipment and material.

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                            ARTICLE VIII - GUARANTEE


A. The Vessel shall be built in accordance with the Specifications and Contract Drawings in a good and workmanlike manner, free from defects in material and workmanship, whether latent or patent. BUILDER agrees to repair or replace any defects discovered within 365 days of delivery and acceptance, excepting machinery and equipment manufactured by others, and/or furnished by OWNER; however, BUILDER subrogates OWNER to all warranties by said manufacturers and agrees to extend full cooperation to OWNER, as needed, to coordinate enforcing such warranties. This is in lieu of all other expressed or implied warranties.

B. BUILDER shall construct the Vessel in a good and workmenlike fashion according to design information provided by OWNER. However, in the event that such design or engineering should prove faulty or defective, BUILDER shall not be responsible for the faulty design and engineering and OWNER shall be responsible to pay any additional costs or receive any credits incurred by reason of any re-designing, re-engineering or re-working of the Vessel. More particularly, BUILDER specifically disclaims and OWNER releases BUILDER from any claim, responsibility or liability for reconstructing, re-fabrication, or re-purchase of materials, equipment or component systems, or any other consequential loss which may arise out of such faulty design or engineering. If BUILDER suspects or recognizes that the design is faulty, BUILDER will notify OWNER promptly.

C. In the event of any defect covered by BUILDER'S guarantee, BUILDER will make repairs or replacements (OWNER'S option) at the expense of BUILDER at its yard, if practical, in Palatka, Florida. Should it be impractical to deliver the Vessel to BUILDER's yard for warranty work (and if the Vessel is not within 150 miles of the yard, it shall be considered per se impractical), BUILDER will reimburse the OWNER for reasonable costs directly incurred in repairing the claimed defect. OWNER shall give prompt notice and BUILDER shall have reasonable time and opportunity, under the circumstances to inspect the Vessel before work is undertaken. BUILDER'S liability for repair or replacement cost shall not exceed the expense which would have been incurred at BUILDER'S yard as determined using actual hours incurred and actual direct material costs incurred by the OWNER with the BUILDER'S then current appropriate time and materials rates applied.

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D.       Notwithstanding any provisions contained in this Agreement to the contrary, BUILDER recognizes that OWNER'S business will be substantially impaired if the Vessel is unable to be utilized as intended. Therefore, if there is a defect covered by BUILDER'S guarantee that effects OWNER'S ability to safely conduct its operations, OWNER will immediately notify BUILDER in the most expedient manner, describing the nature of the defect and the action proposed to be taken to remedy the defect. BUILDER, if available, may consult with OWNER as to resolution of the defect, however, due to the effect on OWNER'S business, OWNER may take all reasonable actions at BUILDER'S expense to repair the defect, so as to allow OWNER to safely continue its business operations.

E. BUILDER shall have no obligation under this guarantee unless such defect becomes manifest within 365 days after Delivery and Acceptance of the Vessel and notice of claim is given within ten (10) days thereafter. The BUILDER shall not be liable for any consequential or incidental damage occasioned by any defect.



                        ARTICLE IX - DEFAULT BY BUILDER


A. BUILDER shall be considered in default under this Agreement in the event (a) during a period of thirty (30) consecutive days (plus the number of days from the beginning of such period when work has been prevented by force majeure causes) no substantial progress has been made in the construction of the Vessel; or (b) that the Vessel has not been delivered within thirty-five (35) days after Delivery Date or Extended Delivery Date.

B. If BUILDER is in default, the Initial Deposit Payment, Interim Installment Payments and any financing charges paid by OWNER, shall at OWNER's option be promptly repaid to OWNER.

C. Payment to OWNER of the Down Payment and Interim Installment Payments in accordance with this Article will not prejudice OWNER as to all other rights and remedies available to OWNER in the event of default as provided in Article IX or in any other provisions within this Agreement.

D. Section IX-A herein lists causes of default applicable only to the provision for repayment of the Down Payment and Interim Installment Payments. For any such default and any other default, OWNER shall have all rights and remedies otherwise available to it, including specifically, but not by

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         way of limitation, any rights to specific performance or mandatory injunction.



                 ARTICLE X - ARBITRATION, JURISDICTION AND LAW


A. Any technical or design dispute or controversy arising under this Agreement shall be settled and finally determined by arbitration in accordance with the Rules of Commercial Arbitration of the Society of Naval Architects and Marine Engineers, or its successor, in Jacksonville, Florida. The judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorneys' fees, shall be shared equally by the parties. Each party shall bear its own attorneys' fees.


B. This Agreement has been negotiated, executed and delivered in the State of Florida. All questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of that state.



                       ARTICLE XI - AGREEMENT CONTROLLING



A. This Agreement, which includes the Specifications and Contract Drawings incorporated herein by reference, contains all the agreements between BUILDER and OWNER, and there are no promises or representations by either of the parties, other than those set forth herein. This Agreement shall not be altered or modified except by agreement in writing signed by the parties hereto.

B. In the event of a conflict between this Agreement and the Specifications and/or Contract Drawings, this Agreement shall govern; and as between the Specifications and Contract Drawings, the Specifications govern.

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        ARTICLE XII- INSPECTION, ACCESS, TESTS AND OFFICIAL CERTIFICATES


A. During construction, BUILDER shall provide OWNER, or its representative, facilities and access to inspect the Vessel, materials, workmanship, plans and tests. BUILDER shall provide a suitable office for OWNER'S representative and BUILDER shall provide access to suitable facilities and conditions such as a telephone, fax, copy machine, heat and air conditioning. BUILDER will perform all of the tests and trials required of BUILDER in any of the contract documents, and will give OWNER at least three (3) business days' notice of the date thereof.

B. All of the workmanship and material required under this Agreement, while the same is in the process of fabrication, erection, construction, installation and performance, shall be inspected promptly by the OWNER and its agents and shall be accepted promptly in accordance with the Agreement and the Specifications and Contract Drawings, or rejected promptly in accordance therewith. Failure to object will not preclude OWNER from subsequently objecting if OWNER establishes that it used reasonable diligence, under the circumstances, to promptly discover defects. Where the term "promptly" is used, a reasonable standard shall be used.

C. OWNER shall have the right to appoint an "OWNER'S Representative" and OWNER shall inform BUILDER in writing as to the extent of authority OWNER has granted to said OWNER'S Representative. In the event of a "working conflict" between OWNER'S Representative and BUILDER, BUILDER shall promptly inform OWNER of the problem and OWNER shall make a due diligence effort to promptly resolve the "working conflict" in a manner amenable to both parties.




                   ARTICLE XIII - ASSIGNMENT OF THE AGREEMENT

A. This Agreement shall inure to the benefit of the BUILDER and OWNER and their successors and assigns and shall be binding upon the BUILDER and OWNER and their successors and assigns; provided, however, that BUILDER shall not assign this Agreement or any interest hereunder without the prior written consent of OWNER, and any assignment without said prior written consent shall be null and void. OWNER may at any time sell the Vessel and/or assign this Agreement, but shall at all times remain liable under the Agreement. BUILDER agrees that such a sale and/or assignment shall not be grounds for termination of the Agreement.

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                   ARTICLE XIV - COMPLIANCE WITH REGULATIONS


A. The BUILDER shall comply with all laws, rules, regulations and requirements of the departments or agencies of the United States affecting the construction of works, plants and Vessels, in or on navigable waters and the shores thereof, and all other waters subject to the control of the United States. The BUILDER shall procure at its own expense such permits from the United States and from state and local authorities, as may be necessary in connection with beginning, or carrying on the completion of the contract work, and shall at all times comply with all United States, state and local laws in any way affecting the contract work.

B. BUILDER will not knowingly build any portion of the Vessel or its systems or components that by OWNER'S design will not meet U.S.C.G. requirements without written notification to the OWNER. If BUILDER suspects or recognizes that the design will not meet U.S.C.G. requirements, BUILDER will promptly notify OWNER.



              ARTICLE XV - USE OF THE DRAWINGS AND SPECIFICATIONS


The Specifications, Contract Drawings and BUILDER'S working drawings of the Vessel are and shall remain property of the OWNER.



                    ARTICLE XVI - NOTICES AND COMMUNICATIONS


All notices or other communications required or permitted hereunder shall be in writing and delivered personally, by facsimile or sent by certified, registered or express mail, postage pre-paid or overnight courier service, and shall be deemed given when so delivered personally, or by facsimile or courier service, or if mailed, three business days after the date of mailing, as follows:


Keith Marine, Inc.                                 Bayfront Ventures
P.O. Box 187                                       1002 Shadyside Lane
Palatka, FL  32178-0187                            Weston, FL 33327
Attn: Kevin or Dick Keith                          Attn: David Grossman
Fax No.: (904)325-9337                             Fax No.: (954)385-1004

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Or to such other address of which a party hereto shall notify the other by written notice hereunder.



                              ARTICLE XVII - TITLE


Title to the Vessel, to the extent completed, and title to all work and material performed upon or installed in the Vessel or placed on board the Vessel shall vest in the OWNER. The risk of the loss or damage to such material (except for OWNER furnished material and equipment not covered under BUILDER'S Risk Insurance) and the Vessel shall remain with the BUILDER, and the OWNER shall not be deemed to have waived its right to require the BUILDER to repair and replace, at the BUILDER'S expense, defective workmanship or damaged or defective material, and to deliver the Vessel with the contract work completed, as herein provided. The BUILDER shall have a lien on such material and completed contract work in the BUILDER'S shipyard and elsewhere to the extent that BUILDER has not been paid as provided herein. Title to all scrap and title to any material which is surplus to the requirements of this Agreement (except material furnished by the OWNER of which under any adjustment of Agreement price under the provisions of this Agreement remains the property of the OWNER) shall be vested in the BUILDER. Without regard to the provisions of this Article XVII as to Title, BUILDER shall be subject to the risk of loss of all material and the Vessel (except OWNER furnished material and equipment not covered under BUILDER'S Risk Insurance) until the completed Vessel is delivered to and accepted by OWNER.

IN WITNESS WHEREOF, the parties hereto, acting by and through their proper and duly authorized officers or representatives, have each duly executed this Agreement under seal the day and year first above written.


KEITH MARINE, INC.                         BAYFRONT VENTURES


By                                         By
  -------------------------------            -------------------------------
                                           CONCORDE GAMING CORPORATION,
                                           a Colorado Corporation.


                                           By
                                             -------------------------------
                                           GOLDCOAST ENTERTAINMENT
                                           CRUISES, INC., a Florida Corporation.


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